HIRTLE CALLAGHAN & CO., INC.
                          ----------------------------
                                INTEGRITY POLICY
                                ----------------

Hirtle Callaghan & Co., Inc. ("Hirtle Callaghan" or "Firm") is committed to maintaining the highest standards of ethical dealing and integrity both with respect to all of its clients, including The Hirtle Callaghan Trust ("Trust"), a registered investment company to which the Firm serves as an investment adviser. In furtherance of this objective, and in accord with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2(a)(12) under the Investment Advisers Act Hirtle Callaghan has adopted a comprehensive policy ("Policy") to provide guidance for its personnel about the standards of conduct each such individual is expected to meet. The reporting and review procedures prescribed by this Policy, as it may be amended from time to time, are also designed to comply with the requirements imposed on the Firm under various provisions of the Federal securities laws, and have been formulated in light of the specialized nature of the investment advisory services that the Firm provides.

Specifically, this Policy has been formulated in light of the fact that the Firm does not provide traditional portfolio management services to its clients and, in general, does not make recommendations with respect to the purchase and sale of individual securities or the selection of brokers and dealers through which securities transactions are effected on behalf of the Firm"s clients. Instead, the Firm functions as each client"s "chief investment officer" by (i) formulating an asset allocation program based on the financial circumstances of each client; (ii) identifying investment firms that specialize in the asset class or investment strategy selected; and (iii) negotiating with such firms to assure that client assets placed with the firm will be managed on a basis that is cost-effective for the client.

Each Firm Employee is required to read and to be familiar with this Policy and to certify, at least annually, that he or she understands the Policy and has complied with it. FIRM EMPLOYEES SHOULD BE MINDFUL OF THE FACT THAT THIS POLICY DEPENDS UPON THE TIMELY FILING BY FIRM EMPLOYEES OF COMPLETE AND ACCURATE REPORTS. CERTAIN FIRM EMPLOYEES WHO HAVE BEEN DEEMED "ACCESS PERSONS" HAVE SPECIAL REPORTING REQUIREMENTS UNDER THIS POLICY. The imposition of sanctions for violations of these Polices shall be at the discretion of the Firm"s Board of Directors. At minimum, a written record of each incident shall be prepared and maintained in employee files, for review in connection with the preparation of the Firm"s Form ADV and, where appropriate, review by the Firm"s counsel and the Trust. Repeated or serious violation may result in dismissal. Under certain circumstances, violations of this Policy may subject individual employees or officers of the Firm, or the Firm itself, to enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authorities.

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                                                                Integrity Policy
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                          HIRTLE CALLAGHAN & CO., INC.
                          ----------------------------
                                INTEGRITY POLICY
                                ----------------

CONTENTS
--------
SECTION I: STANDARDS OF CONDUCT applicable to all Firm Employees. Firm Employees should be aware that Standards of Conduct extend to activities outside the Firm and may extend to securities transactions effected by a Firm Employee for his or her own account ("Personal Securities Account") and to transactions effected in any securities account ("Related Account") in which a Firm Employee has a Beneficial Ownership Interest.

SECTION II: REPORTING REQUIREMENTS that comply with the requirements imposed on the Firm, in its capacity as an investment adviser to a registered investment company, under the provisions of Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") and the Investment Advisers Act of 1940 ("Advisers Act").

SECTION III: INSIDER TRADING AND SECURITIES FRAUD ENFORCEMENT ACT OF 1988. This act requires Hirtle Callaghan to establish, maintain, and enforce written policies and procedures designed to detect and prevent insider trading by any Firm Employee. Policies so established are included here.

SECTION IV: RECORD KEEPING AND REVIEW requirements relating to the information that Firm Employees are required to submit to the Firm pursuant to this Integrity Policy.

APPENDIX A-1:  Securities  Account  Identification  Form: [must be filed by Firm employee upon employment and when changes in listing occur]

APPENDIX A-2:  Quarterly Report Form and  Definitions:  [must be filed quarterly by all employees]

APPENDIX A-3:  Initial/Annual  Holdings  Report  Form  [must  be  filed  by  all employees upon employment and annually thereafter]

APPENDIX B-1:  Form of  Certification to The Hirtle Callaghan Trust [provided by
               Designated Principal annually to the Board of Trustees of The Hirtle Callaghan Trust]

APPENDIX B-2:  List of Access  Persons  [Designated  Principal  must  review and update as necessary]

APPENDIX B-3:  Firm  Employee/Access   Person  Certification   [includes  Policy
               summary; must be filed annually by each employee]

APPENDIX C-1:  Definitions and Examples.

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                                                                Integrity Policy
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I    STANDARDS OF CONDUCT

     FIVE POINT SUMMARY
     ------------------
     o THE INTERESTS OF THE FIRM"S CLIENTS ARE PARAMOUNT; AVOID EVEN THE APPEARANCE OF ACTING OTHER THAN IN THE BESTS INTERESTS OF A CLIENT.
     o    KEEP  ALL  MATTERS  RELATING  TO  THE  FIRM  OR ITS  CLIENTS  STRICTLY
          CONFIDENTIAL.
     o FIRM EMPLOYEES MAY NOT PARTICIPATE IN ANY IPO EXCEPT UNDER EXTRAORDINARY CIRCUMSTANCES AND WITH THE PRIOR WRITTEN APPROVAL OF THE FIRM AND FIRM EMPLOYEES MAY NOT FACILITATE SUCH PARTICIPATION BY ANY CLIENT OF THE FIRM;
     o FIRM EMPLOYEES MAY NOT PURCHASE ANY PRIVATELY PLACED SECURITY WITHOUT THE PRIOR WRITTEN APPROVAL OF THE FIRM.
     o FIRM EMPLOYEES ARE FORBIDDEN FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS ON MATERIAL INSIDE INFORMATION ("INSIDER TRADING") AND FROM COMMUNICATING OR DISSEMINATING MATERIAL INSIDE INFORMATION TO OTHERS ("TIPPING").

     A.   Improper Conduct: General.
In general, it is inappropriate for any person associated with Hirtle Callaghan to engage in any conduct that would give rise to an implication that such person was acting other than in the best interests of the Firm"s clients, including the Trust. As more fully discussed below, the Firm has adopted specific procedures designed to eliminate to the greatest extent possible, investment related situations that might give rise to conflicts of interests between the Firm and its personnel on the one hand and the Firm"s clients on the other. Conduct outside of the investment arena could also affect the Firm"s reputation for integrity and fair dealing and Firm personnel are expected to refrain from engaging in such conduct. It is, of course, not possible to enumerate all conduct that might be deemed inappropriate. It is not, however,the intent of this Policy to prohibit the everyday courtesies of business life. The following examples are offered as guidance and should be applied with sound judgment and common sense:

     It would be improper for any employee, officer or director of the Firm (hereinafter, "Firm Employee"), without written authorization from the Firm"s Board of Directors or Designated Principal to:

          (i) engage in any self-dealing or other transactions benefitting a Firm Employee at the expense of the Firm or its clients.

          (ii) accept a gift or bequest, particularly from a client or an organization, such as a brokerage firm with which the Firm does business ("Firm Supplier") if such acceptance would give rise to any implication of improper influence. (Advertising or promotional material or gifts recognizing established relationships with Firm Suppliers of a value not exceeding $100 per source would generally not be deemed to give rise to such an implication.)

          (iii) borrow money from or lend money to a client or Firm Supplier, except that loans from a bank or margin purchases through a brokerage firm that are clients or Firm Suppliers is permissible provided that no special terms are arranged for the benefit of a Firm Employee.

          (iv) invest in business ventures sponsored by a client or a Firm Supplier, except that investments in public traded securities of highly capitalized, listed issuers would generally be permissible.

          (v) make any contributions or expenditures for political candidates on behalf of the Firm without the written consent of the Firm, provided that Firm Employees individually may campaign for or contribute to candidates of their choice.

          (vi) engage in the conduct of another business, accept employment outside of the Firm or serve on the

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          board of any public  company  without the  approval of the Firm.  Firm
          Employees who serve as directors or trustees of any non-public company
          or  nonprofit   organizations   are  encouraged  to  report   relevant
          information to the Firm's Board of Directors or Designated Principal.

          (vii) trade, either personally or on behalf of others, on material inside information and from communicating or disseminating material inside information to others ("tipping"). Specific information relating to this matter are set forth in Section IV of this Policy.

          (viii) cause another person to do something on behalf of a Firm Employee that he or she could not have done personally.

     B. Special Responsibilities of Firm Employees with respect to the Trust. Neither the Firm, nor any Firm Employee may, in connection with the purchase or sale, directly or indirectly, of a security or otherwise:

          (i)  employ any device, scheme or artifice to defraud the Trust;
          (ii) make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;
          (iii)engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; or
          (iv) engage in any manipulative practice with respect to the Trust.

     C.   Confidentiality.
The nature of the Firm"s business is such that employees may be in possession of confidential, proprietary or market-sensitive information, including material inside information. All employees have an obligation to respect and protect the confidential nature of relationships with and information about former, present and prospective clients, portfolio relationships with and information about former, present and prospective clients, portfolio companies and suppliers of the Firm. Any such information that is acquired by employees in the course of the Firm"s business must be kept confidential and may be used solely for proper purposes of the Firm. Under no circumstances shall an employee disclose such information to unauthorized persons or use or assist others in using confidential information for personal gain.

In addition to information concerning other companies or persons, confidential information about the Firm or its employees should not be disclosed to persons outside the Firm, or to employees who have no reasonable need for such information in the course of their duties, nor should any employee use or assist others in using confidential information for personal gain or any other reason. This principle applies, among other matters, to investment policy and strategy, trade secrets, pricing information (especially non-public fee schedules), internal policies and financial status. In addition, the Firm is, from time to time, party to confidentiality agreements that prohibit Firm Employees from disclosing confidential information to any one outside of the Firm and may be subject to suit in the event that the terms of any such agreement are breached.

     D.   Securities Accounts of Firm Employees.
Each Firm Employee is required to adhere to the following procedures in connection with securities transactions effected for his or her own account
("Personal Securities Accounts"). The procedures described below are also applicable to securities transactions made in any account in which the Firm Employee has a Beneficial Ownership Interest or over which the Firm Employee has direct, indirect or shared influence or control ("Related Accounts").

Each Firm Employee shall submit to the Board of Directors or Designated Principal a list of Personal Securities Accounts and Related Accounts and shall similarly report any changes or additions in such list promptly as they may occur.

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     E.   Acquisition of "Hot Issues" Prohibited.
It is the Firm"s policy that neither the Firm nor any Firm Employee may participate in any initial public offering where in the availability of the securities being issued is limited ("IPO" or "Hot Issue"), either directly or in an Related Account. In addition, it is the policy of the Firm that the Firm will not facilitate the direct acquisition of Hot Issues by individual clients. The principle underlying this prohibition is that, if a Firm Employee (or the Firm itself) participates in such an offering and does not make the opportunity to acquire the issue available to those of the Firm"s clients for whom such an investment may be suitable, there arises an implication that the Firm Employee (or the Firm) has his or her own interests ahead of those of the client.1 Notwithstanding this prohibition, the Firm's Board of Directors and/or Designated Principal, in their sole discretion, may approve the acquisition of a Hot Issue by a Firm Employee (or spouse or other family member) in circumstances that permit the Board or Designated Principal reasonably to determine that the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with the Firm or its clients, such as when the opportunity to participate in the offering results from a pre-existing ownership of an interest in in the issuer or an investor in such issuer, or other substantial, pre-existing relationship. Any such approval must be requested and approved in writing prior to effecting the transaction in question.

     F.   Private Placements.
Neither the Firm or any Firm Employee may acquire an interest in an offering of securities that are exempt from registration under the Securities Act of 1933 ("Private Placements" or "Limited Offering Securities") unless approval of such acquisition is requested and approved in writing by the Board of Directors or Designated Principal in advance of the purchase. Such approval may be granted in cases where the acquisition does not conflict with the policies underlying this Policy, or the interests of the Firm or its clients and in circumstances in which the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with the Firm or its clients.

     G.   Improper Transactions.
If a case should arise where it appears that, in contravention of this Policy, the Board of Directors or Designated Principal may require such transactions to be unwound and/or may impose other sanctions, as deemed appropriate by the Firm.

-------------------
1 See, e.g. IN THE MATTER OF SPEAKER AND JANUS, Investment Advisers Act Release No. 1605 (January 13, 1997); IN THE MATTER OF JOAN CONAN Investment Advisers Act Release No. 1446 (September 30, 1994).

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                                                                Integrity Policy
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II   REPORTING REQUIREMENTS

     FIVE POINT SUMMARY
     ------------------
     o EVERY FIRM EMPLOYEE MUST SUBMIT TO THE FIRM A QUARTERLY REPORT ON EVERY TRANSACTION INVOLVING A COVERED SECURITY EFFECTED IN ANY PERSONAL SECURITIES ACCOUNT OR RELATED ACCOUNT DURING THE PRECEDING QUARTER.
     o EVERY FIRM EMPLOYEE MUST SUBMIT TO FIRM A LIST OF ALL PERSONAL SECURITIES ACCOUNTS AND RELATED ACCOUNTS IN WHICH ANY FIRM EMPLOYEE HAS A BENEFICIAL INTEREST.
     o EACH FIRM EMPLOYEE WHO IS AN ACCESS PERSON MUST SUBMIT TO THE FIRM AN INITIAL STATEMENT OF HIS OR HER HOLDINGS OF COVERED SECURITIES.
     o EACH FIRM EMPLOYEE WHO IS AN ACCESS PERSON MUST SUBMIT TO THE FIRM AN ANNUAL STATEMENT OF HIS OR HER HOLDINGS OF COVERED SECURITIES.
     o EVERY FIRM EMPLOYEE WILL BE REQUIRED ANNUALLY TO CERTIFY THAT HE OR SHE HAS COMPLIED WITH THOSE REPORTING REQUIREMENTS TO WHICH HE OR SHE IS SUBJECT UNDER THIS POLICY.

     A.   Identification of Securities Accounts
Every Firm Employee must submit a list of all accounts held with any broker, bank or investment adviser in which he or she has a Beneficial Interest. The first such report shall be made within 10 days of the date on which the Firm Employee commences employment. Such report shall be substantially in the form Appendix A-1 to this Policy. Each listing must include:

          (i) The name of the broker, dealer or bank with whom the Access Person who established the account;
          (ii) The date the account was established; and
          (iii) The date that the report is submitted by the Access Person.

     B.   Submission of Quarterly Reports
Within 10 days of the end of each calendar quarter, every Firm Employee shall submit to the Designated Principal a report of every transaction in a Covered Security effected in any Personal Securities Account or any Related Account during such quarter. The report shall be substantially in the form of Appendix A-2 to this Policy. Each Quarterly Report must include:

          (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          (iii)The price of the Covered Security at which the transaction was effected;
          (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and
          (v)  The date that the report is submitted by the Access Person.
          (vi) With respect to any brokerage or bank account established by an Access Perons in which securities are held during the quarter, the quarterly report shall include the name of the broker, dealer or bank with whom the Access Person who established the account, the date the account was established; and the date that the report is submitted by the Access Person.

     C.   Additional Reports To be Submitted by Access Persons

          (i) IDENTITY OF ACCESS PERSONS. A Firm Employee or other individual will be deemed an

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               "Access  Person" for purposes of this Policy in  accordance  with the analysis set forth in Schedule B-1. Those individuals who have been deemed Access Persons are listed in Appendix B-1; Firm Employees who may become Access Persons will be notified of their status by the Firm.

          (ii) INITIAL HOLDINGS STATEMENT. Every Access Person shall submit to the Firm an initial statement of his or her holdings of Covered Securities ("Initial Holdings Statement"). This statement must be submitted within 10 days of the date on which such person becomes an Access Person, except that, in the case of individuals who were Access Person on February 29, 2000, no such initial statement must be submitted. The Initial Holdings Statement shall be substantially in the form of Appendix A-3 to this Policy. Each Initial Holdings Statement must include:

               (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
               (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
               (c)  The date that the report is submitted by the Access Person.

          (iii)ANNUAL HOLDINGS STATEMENT. On or before January 30 of each year, every Access Person must submit an Annual Holdings Statement, which Annual Holdings Statement must be current as of December 31 of the immediately preceding year. The Annual Holdings Statement shall be substantially in the form of Appendix A-3 to this Policy. Each Annual Holdings Statement must include:

               (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
               (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
               (c)  The date that the report is submitted by the Access Person.

     D.   Annual Certification
Every Firm Employee must certify, in substantially the form of Appendix A-5 that he or she is familiar with the provisions of this Policy and has complied with such Policy during the preceding calendar year. This certification shall be submitted with the Quarterly Report submitted by the Firm Employee relating to the quarter ending December 31 of each year or alternatively, in the case of Access Persons, with the annual holdings statement.

     E.   Exempted Accounts/Exempted Transactions
With the approval of the Designated Principal, Firm Employees may arrange for the Firm to receive duplicate confirmations of transactions involving Covered Securities in lieu of filing Quarterly Reports. [Note: Initial Holdings Reports and Annual Holdings Reports would still be required to be filed by Access Persons.]

Neither the quarterly Reporting requirement or Holdings Statements are required with respect to transactions affected for, or Covered Securities held in, any account over which the Firm Employee has no direct or indirect influence or control. A determination as to whether any securities account or transaction may be within the scope of this exception must be made, in writing, by the Designated Principal or by the Firm's Board of Directors.

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III  INSIDER TRADING POLICY
     FIVE POINT SUMMARY
     ------------------
          o THE MAKING OF INVESTMENT DECISIONS BASED ON "MATERIAL" "INSIDE INFORMATION" IS PROHIBITED;
          o    COMMUNICATING   "MATERIAL"  "INSIDE  INFORMATION"  TO  OTHERS  IS
               PROHIBITED.
          o INFORMATION IS "INSIDE INFORMATION" IF IT IS NOT GENERALLY KNOWN TO THE MARKETPLACE.
          o    INFORMATION   IS  CONSIDERED   "MATERIAL"  IF  IS  LIKELY  TO  BE
               CONSIDERED IMPORTANT BY A REASONABLE INVESTOR IN MAKING AN INVESTMENT DECISION.
          o VIOLATION OF THE FIRM"S INSIDER TRADING POLICY CAN RESULT IN VIOLATIONS OF FEDERAL LAW THAT MAY CARRY CIVIL AND/OR CRIMINAL PENALTIES.

     A.   Prohibition.
Hirtle Callaghan forbids any Firm Employee from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm prohibits any employee from trading, either personally or on behalf of others (including any funds and private accounts managed by the Firm) on material inside information and prohibits communication or dissemination of material inside information to others ("tipping") in violation of the law. THE FIRM"S POLICY APPLIES TO EVERY OFFICER, DIRECTOR AND EMPLOYEE AND EXTENDS TO ACTIVITIES WITHIN AND OUTSIDE THEIR DUTIES AT THE FIRM.

     B.   What is Insider Trading?
The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits: trading by an insider, while in possession of material nonpublic information, or trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or communicating material nonpublic information to others.

     C.   Identifying Inside Information.
Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          o Is this information that an investor would consider important in making his or her investment decisions?
          o Is this information that would substantially affect the market price of the securities if generally disclosed?
          o    What is the source of the information?
          o Has the information been effectively communicated to the marketplace? 2

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should report the matter to the Board of Directors or Designated Principal and refrain from trading with respect to the security involved and refrain from communicating the information in question to any one other than the Board of Directors or Designated Principal, either inside or outside of the Firm until you have received instructions on the matter from the Board of Directors or Designated Principal. The elements of insider trading and the penalties for such unlawful conduct are discussed below.

-------------------
2 For example, information that has been published in a newspaper or magazine of general publication, such as REUTERS or THE WALL STREET JOURNAL would be deemed to have been effectively communicated to the public.

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                                                                Integrity Policy
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          (i)  Who is an Insider?
The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Hirtle Callaghan may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the individual to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the individual will be considered an insider.

          (ii) What is Material Information?
Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.3

          (iii) What is Nonpublic Information?
Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

          (iv) What are the Penalties for Insider Trading?
Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include civil injunctions, treble damages, disgorgement of parties, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided. In addition, any violation of this policy statement can be expected to result in serious sanctions by Hirtle Callaghan, including dismissal of the persons involved.

-------------------
3 Examples of information that should be presumed "material" include but are not limited to information relevant to dividend changes, earnings estimates, significant changes in relationships with clients, suppliers and key personnel, mergers or acquisitions, major litigation or significant new products or discoveries. This list is not exhaustive.

                                                                          Page 9
                                                                Integrity Policy

IV   FIRM RESPONSIBILITIES: REVIEW AND RECORD KEEPING
     FIVE POINT SUMMARY
     ------------------
          o ALL FIRM EMPLOYEES WILL BE REMINDED EACH QUARTER OF THEIR REPORTING OBLIGATIONS UNDER THIS POLICY
          o A DETERMINATION WILL BE MADE THE DESIGNATED PRINCIPAL OF WHICH FIRM EMPLOYEE ARE ACCESS PERSONS AND THUS SUBJECT TO EXPANDED REPORTING OBLIGATIONS, AND A CURRENT LIST OF SUCH ACCESS PERSONS SHALL BE MAINTAINED AS APPENDIX B TO THIS POLICY.
          o THE DESIGNATED PRINCIPAL SHALL REVIEW ALL QUARTERLY REPORTS WITH A VIEW TO DETERMINING WHETHER ANY REPORTED TRANSACTIONS MAY HAVE VIOLATED THIS POLICY.
          o THE DESIGNATED PRINCIPAL SHALL BE RESPONSIBLE FOR ASSURING THAT ALL RECORDS REQUIRED TO BE MAINTAINED UNDER RULE 204-2 OF THE ADVISERS ACT AND RULE 17J-1 OF THE 1940 ACT ARE MAINTAINED IN THE MANNER PRESCRIBED.
          o THE FIRM SHALL AT LEAST ANNUALLY CERTIFY TO THE BOARD OF TRUSTEES OF THE TRUST THAT THE FIRM THIS POLICY REMAINS IN EFFECT AND IS ADEQUATE TO ASSURE THAT ACCESS PERSONS OF THE TRUST WHO ARE FIRM EMPLOYEES HAVE NOT VIOLATED ITS PROVISIONS.

     A. Notification to Firm Employees of their Obligations under this Policy. THE DESIGNATED PRINCIPAL OR HIS DESIGNEE WILL, AT THE END OF EACH QUARTER, PROVIDE TO EACH FIRM EMPLOYEE WITH THE NECESSARY REPORTING FORM (APPENDIX A-2) AND ASSURE THAT SUCH FORM IS COMPLETED AND SUBMITTED TO DESIGNATED PRINCIPAL FOR REVIEW. AT THE END OF EACH YEAR, SUCH QUARTERLY REPORTING FORMS WILL BE ACCOMPANIED BY AN ANNUAL HOLDINGS REPORT FORM (APPENDIX A-2); SECURITIES ACCOUNT IDENTIFICATION FORM (APPENDIX A-2) AND FIRM/EMPLOYEE/ACCESS PERSON CERTIFICATION FORM (APPENDIX B-1) AND ASSURE THAT SUCH FORMS ARE COMPLETED AND SUBMITTED TO DESIGNATED PRINCIPAL FOR REVIEW.

     B.   Identification of Access Persons.
THE DESIGNATED PRINCIPAL SHALL BE RESPONSIBLE FOR MAKING AN INTIAL DETERMINATION AS TO WHICH FIRM EMPLOYEE'S SHOULD BE DEEMED "ACCESS PERSONS" FOR PURPOSES OF THE REPORTING REQUIREMENTS OF THIS POLICY. SUCH DETERMINATIONS SHALL BE LISTED ON APPENDIX B-1 AND SHALL BE SUJECT TO RATIFICATION OF THE FIRM'S BOARD OF DIRECTORS AT THE NEXT BOARD MEETING FOLLOWING SUCH DETERMINATION.

     C. Review Procedures; Procedures to be Followed in the Event of a Violation.
The Designated Principal shall, following receipt of the various reports required to be made under this Policy, consider (i) whether any personal securities transaction evidences an apparent violation of this policy, and in particular Sections IPart B or III hereof; and (ii) whether any apparent violation of the reporting requirement has occurred. Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Designated Principal shall report such violations to the Firm's Board of Directors, which shall determine what actions, if any, should be taken. The Designated Principal shall prepare quarterly reports with respect to any material trading violation under this Policy; any such reports shall be provided to the Trust's Board of Trustees, as appropriate.

     D.   Required Records.
The Firm will maintain records relating to this Policy in the manner and to the extent et out below, and will make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

          (i) A copy of this policy and the Firm's prior policy shall be maintained in an easily accessible place;
          (ii) A record of any violation of the Policy, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at lease five years after the

                                                                         Page 10
                                                                Integrity Policy
               end of the fiscal year in which the violation occurs;
          (iii)A copy of each report made by an Access Person/Firm Employee as required by this section must be maintained for at lease five years after the end of the fiscal year in which the report is made or the information is provided, the first two year in an easily accessible place;
          (iv) A record of Access persons who are or, within the past five years, were, required to make reports under this Policy or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
          (v) A copy of each report prepared by the Designated Principal required by this section must be maintained for at lease five years after the end of the fiscal yea in which it is made, the first two years in an easily accessible place.
          (vi) A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Limited Offering Securities for at lease five years after the end of the fiscal year in which the approval is granted

     E.   Certification to the Trust.
The Designated Principal shall annually prepare a written report to be presented to the Board of Trustees of the Trust detailing (i) any issues arising under this Policy since the preceding report, including information about material violations of this Policy and sanction imposed in response to such material violations; and (ii) a certification, in the form of Appendix A-4 hereto, that this Policy as currently in effect is designed to be reasonably necessary to prevent Access Persons from violating this Policy.

                                                                         Page 11
                                                                Integrity Policy

                                   APPENDICES
                                   ----------

Appendix A-1   Securities Account Identification Form
Appendix A-2   Quarterly Report Form
Appendix A-3   Initial/Annual Holdings Report Form
Appendix B-1   Form of Certification to The Hirtle Callaghan Trust

Appendix B-2   List of Access Persons
Appendix B-3   Firm Employee/Access Person Certification
Appendix C:    Definitions and Examples

                                                                         Page 12
                                                                Integrity Policy

                                      A-1 Securities Account Identification Form

[NAME OF FIRM EMPLOYEE]
 ---------------------

This report is being submitted pursuant to the Integrity Policy established by Hirtle, Callaghan & Co., Inc. ("Firm") The undersigned certifies that the following is an accurate and complete listing of all securities accounts in which I have a Beneficial Interest and that I will inform the Firm, in writing, of any additional such account that may be established not later than 10 days after the calendar quarter in which such additional account is established:

--------------------------------------------------------------------------------------------
Date Established         Name of the Account/Account No.         Name of Broker/Bank/Adviser
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

     Name of Reporting Person (Print):  _________________________________

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

                                                                         Page 13
                                                                Integrity Policy

                                                      A-2: Quarterly Report Form

                          HIRTLE, CALLAGHAN & CO., INC.
         QUARTERLY SECURITIES TRANSACTION REPORT FOR THE QUARTER ENDED:
                   ***SEE REVERSE FOR IMPORTANT DEFINITIONS***

FROM:     [NAME OF FIRM EMPLOYEE]
           ---------------------

1. This report is being submitted pursuant to the Integrity Policy established by Hirtle, Callaghan & Co., Inc. The undersigned certifies that the transactions described below were purchased or sold in reliance upon public information lawfully obtained and were not based upon information obtained as a result of any affiliation with Hirtle Callaghan & Co., Inc. ("Firm")

2.   PLEASE CHECK ONE:

          o The undersigned had no reportable securities transactions during the above-referenced quarterly period. OR
          o Please see attached confirmation/statement relating to reportable securities transactions during the above referenced period, which statement includes all of the information : indicated in the table below. OR
          o The undersigned had the following reportable securities transactions during the above referenced period:

--------------------------------------------------------------------------------------------------------------
  DATE       TRANSACTION          SECURITY               AMOUNT            PRICE/SHARE     BROKER     TOTAL
  ----       -----------          --------               ------            -----------     ------     -----
                          ----------------------------------------------                            COMMISSION
                            (interest rate/maturity  (principal amount,                             ----------
                              date, if applicable)     if applicable)
--------------------------------------------------------------------------------------------------------------
 EXAMPLE       (Sold)           (IBM Common)            (100 Shares)        ($48 1/2)     (Paine      ($148)
 -------                                                                                  Webber)
 (1/3/00)                 --------------------------

--------------------------------------------------------------------------------------------------------------
(1/25/00)      (Buy)          (NYC Housing Bond)          ($5000)                                      (NA)
                          --------------------------
                               (7.25% 12/31/08)

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

3.
          o The undersigned certifies that an accurate listing of all securities accounts in which I have a Beneficial Interest is on file with the Firm. OR
          o During the above-referenced quarterly period, the undersigned established following account(s):

----------------------------------------------------------------------------------------------------
Date Established         Name of the Account/Account No.         Name/Address of Broker/Bank/Adviser
--------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

I certify that the information I am providing in this report is accurate and includes all transactions pursuant to which, and account in which, I acquired direct or indirect beneficial ownership of a security, other than transactions in U.S. Government securities, transactions in mutual fund shares or transactions in accounts over which I have no direct or indirect influence or control in accordance with a determination to that effect under the Policy. This report shall not be construed as an admission that I have or have had any direct or indirect beneficial ownership in the securities listed.


     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

                                                                         Page 14
                                                                Integrity Policy

                                        A-3: Initial/Annual Holdings Report Form
[NAME OF FIRM EMPLOYEE]
 ---------------------

This report is being submitted pursuant to the Integrity Policy established by Hirtle, Callaghan & Co., Inc. ("Firm") The undersigned certifies that the following is an accurate and complete listing of all Covered Securities in which I have a Beneficial Interest

          o As of the date on which I became an "Access Person" under the Policy. OR
          o    As of December 31, 20__.

--------------------------------------------------------------------------------
BROKER NAME       Account No.         Security        No. of Shares       AMOUNT
AND ADDRESS                       (include CUSIP,
                                   if available)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Name of Reporting Person (Print):  _________________________________

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

                                                                         Page 15
                                                                Integrity Policy

                                               A-4: Certification to Trust Board

[NAME OF FIRM EMPLOYEE]
 ---------------------

The undersigned hereby certifies that the Integrity Policy adopted by Hirtle Callaghan & Co., Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2(a)(12) under the Investment Advisers Act, as currently in effect is reasonably necessary to prevent Access Persons from violating such Policy and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.


----------------------------------      ---------------------
[Designated Principal]                  Date

                                                                         Page 16
                                                                Integrity Policy

                     Appendix B-1: Firm Employees Identified as "Access Persons"

STANDARD FOR IDENTIFYING FIRM EMPLOYEES WHO ARE
"ACCESS PERSONS" UNDER THIS POLICY.
-----------------------------------

     A.   All directors and officers of the Firm.

     As of March 1, 2000, the Firm"s officer and directors were:

--------------------------------------------------------------------------------
   Name                    Position with the Firm        Position with the Trust
--------------------------------------------------------------------------------
   Jonathan J. Hirtle        Director and President       Director
--------------------------------------------------------------------------------
   Donald E. Callaghan       Director, Executive Vice     Director and President
                             President, Treasurer and
                             Secretary
--------------------------------------------------------------------------------
   Robert J. Zion            Principal, Assistant         Vice-President and
                             Secretary                    Treasurer
--------------------------------------------------------------------------------

     B. Any Firm Employee4 in connection with his or her regular functions or duties,

          1) makes or participates in the making of recommendations regarding the purchase or sale of Covered Securities, or obtains information regarding the purchase or sale of Covered Securities by a Portfolio of the Trust, or
          2) whose functions relate to the making of any recommendations with respect to the purchases or sales of securities by any Portfolio of the Trust.

          ANALYSIS: The Firm does not provide traditional portfolio management services to its clients and, in general, does not make recommendations with respect to the purchase and sale of individual securities or the selection of brokers and dealers through which securities transactions are effected on behalf of the Firm"s clients. Instead, the Firm formulates asset allocation recommendations,5 identifies investment firms ("Specialist Managers") that specialize in the asset class or investment strategy selected, negotiates with such firms to assure that client assets placed with the firm will be managed on a basis that is cost-effective for the client and monitors investments made by such firms to assure that the investment objectives, policies and other guidelines applicable to client accounts (including the Trust) are followed. These investment related functions are handled by the Firm"s Investment Committee but do not do not involve making recommendations about the purchase or sale of Covered Securities. The Firm has determined, however, that each individual who is a regular member of the , individuals who are members of the Investment Committee will be treated as "Access Persons" for purposes of this Policy.

          In addition, day-to-day monitoring and supervision of the Specialist Managers are handled by the Firm"s officers. These officers and their assistants are the only Firm Employees who, in the ordinary course of their duties may obtain information about the purchase or sale of Covered Securities by any Portfolio of the Trust.

-------------------
4 Under Rule 17j-1, certain officers and/or employees of any company that controlled the Firm would also be deemed "Access Persons." Because the Firm is controlled solely by Jonathan J. Hirtle and Donald E. Callaghan, this provision is inapplicable.

5 "Asset allocation" in this context refers to the selection of broad investment strategies such as value versus growth, international versus domestic, equity versus debt. The Firm"s Investment Committee does not consider or make recommendations relating to investment in individual securities or even industry sectors. 6 Under Rule 17j-1, certain officers and/or employees of any company that controlled the Firm would also be deemed "Access Persons." Because the Firm is controlled solely by Jonathan J. Hirtle and Donald E. Callaghan, this provision is inapplicable.

                                                                         Page 17
                                                                Integrity Policy

     Securities by any Portfolio of the Trust.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

Any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the any Portfolio of the Trust.

ANALYSIS: there are no such persons other than the Firm"s officers and directors.

                                        Hirtle Callaghan & Co., Inc.

                                        By: __________________________

                                        Date: ________________________


                                                                         Page 18
                                                                Integrity Policy

                         Appendix B-2: Firm Employee/Access Person Certification

FROM:     [NAME OF FIRM EMPLOYEE]
           ---------------------

The undersigned hereby certifies that he/she is has received a copy of and understands the Integrity Policy adopted by Hirtle Callaghan & Co., Inc., and in particular is aware of the following:

1) The interest of the Firm"s clients are paramount; avoid even the appearance of acting other than in the bests interest of a client.
2)   Keep all matters relating to the Firm or its clients strictly confidential.
3) Firm Employees may NOT participate in any IPO except under extraordinary circumstances and then only with the prior written approval of the Firm; Firm Employees may not facilitate such participation by any client of the Firm.
4) Purchases of any privately placed security must be approved by the Firm before the acquisition.
5) Firm Employees are forbidden from trading, either personally or on behalf of others, on material inside information ("insider trading") and from communicating or disseminating material inside information to others. Information is "inside information" if it is not generally known to the marketplace. Information is considered "material" if is likely to be considered important by a reasonable investor in making an investment decision.
6) EVERY Firm Employee must submit to the Firm a quarterly report on transactions involving a Covered Security effected in any Personal Securities Account or Related Account during the preceding quarter.
7) EVERY Firm Employee must submit to Firm a list of all Personal Securities Accounts and Related Accounts in which any Firm Employee has a Beneficial Ownership Interest.
8) Each Firm Employee who is an ACCESS PERSON must submit to the Firm an initial statement of his or her holdings of Covered Securities.
9) Each Firm Employee who is an ACCESS PERSON must submit to the Firm an annual statement of his or her holdings of Covered Securities.
10) Every Firm Employee will be required annually to certify that he or she has complied with those reporting requirements to which he or she is subject under this Policy.

[CHECK AND INITIAL ONLY IF APPLICABLE]
 ------------------------------------

THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT HE/SHE HAS BEEN DEEMED AN "ACCESS PERSON" UNDER THIS POLICY AND HAS COMPLIED WITH EACH STANDARD AND REPORTING REQUIREMENT TO WHICH HE OR SHE IS SUBJECT.


Signature of Firm Employee:     ____________________________  Date: ____________

Print Name:                     ____________________________

                                                                         Page 19
                                                                Integrity Policy

                                                         Appendix C: Definitions

ACCESS PERSON means:

          (i)  All officers and directors of the Firm;
          (ii) Any Firm Employee6 in connection with his or her regular functions or duties makes or participates in the making of recommendations regarding the purchase or sale of Covered Securities, or obtains information regarding the purchase or sale of Covered Securities by a Portfolio of the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities by any Portfolio of the Trust; and
          (iii)Any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the any Portfolio of the Trust.

PERSONAL SECURITIES ACCOUNT means any securities or brokerage account of any Firm Employee.

RELATED ACCOUNT means any securities account in which a Firm Employee has a Beneficial Ownership Interest.

BENEFICIAL OWNERSHIP INTEREST of a security is defined under Rule 16a-1 (a)(2) of the Securities Exchange Act of 1934, which provides that a Firm Employee should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

For purposes of the Code, you will be deemed to have a beneficial interest in a security under the following circumstances:

          o securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

          o securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

          o securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

          o securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

          o securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

          o securities held by a personal holding company controlled by you alone or jointly with others;

                                                                         Page 20
                                                                Integrity Policy

          o securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

          o securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

          o securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

          o securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the Designated Principal.

COVERED SECURITY means a security defined in section 2(a)(36) of the Act [15 U.S.C. 80(a)(36)], except that it does not include:

          (i)  Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and
          (iii) Shares issued by mutual funds.

                                                                         Page 21
                                                                Integrity Policy